UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 28, 2015

STEAMPUNK WIZARDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	45-5440446
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11620 Wilshire Blvd, Office 43, Suite 900
West Wilshire Center, West Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

(310) 582-5939
(Registrant’s telephone number, including area code)

Freedom Petroleum, Inc.
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 28, 2015, the Board of Directors of Steampunk Wizards, Inc. (the “Company”, or “we”, “us”) appointed Mr. Brendon Grunewald as our Chief Technology Officer, effective immediately.

Pursuant to an Exchange Agreement we entered into with Steampunk Wizards Ltd., a company incorporated pursuant to the laws of Malta (“Malta Co.”), and Anton Lin on July 16, 2015, Mr. Grunewald was previously appointed as our Chief Corporate Strategy Officer, but was not deemed an executive officer of the Company.

Upon this new appointment, Mr. Grunewald shall perform functions as our Chief Technology Officer and Chief Corporate Strategy Officer and shall be deemed an executive officer of the Company.

Mr. Grunewald is Chief Corporate Strategy Officer of Steampunk Wizards, Inc., and founder of Steampunk Wizards, Ltd., our Maltese subsidiary.  He has over 20 years of experience in funding & building and rescuing businesses in a number of sectors.  Prior to SPW, Brendon ran E6Ventures, an early stage VC fund, after working for several years in corporate finance & interim management.  Prior to that Mr. Grunewald co-founded & was CEO of Sinfilo, which was sold to Telenet in 2003. Prior thereto, he worked for several years at Siemens and before Siemens, he spent 14 months in Antarctica as a research scientist. Mr. Grunewald holds an MBA & BSc Hons degrees from Open University and Rhodes University respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Steampunk Wizards, Inc.

Date: September 1, 2015	By:	/s/ Anton Lin
Anton Lin, Chief Executive Officer